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                                                                      EXHIBIT 99


                              BELL INDUSTRIES, INC.
                                STOCK OPTION PLAN

       1.      PURPOSE

The purpose of this 2001 Stock Option Plan (the "Plan) of Bell Industries, Inc. a California corporation (the "Company"), is to secure for the Company and its shareholders the benefits arising from stock ownership by directors, selected executives and other key employees of the Company or its subsidiaries and such other persons as the Compensation Committee (see "Administration" below), may from time to time determine. The Plan will provide a means whereby (i) such individuals may purchase shares of the Common Stock of the Company pursuant to options that will qualify as "incentive stock options" under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) such individuals may purchase shares of the Common Stock of the Company pursuant to "non-incentive" or "non-qualified" stock options, and (iii) such individuals may purchase restricted Common Stock ("Restricted Stock") of the Company issued pursuant to the Plan.

       2.      ADMINISTRATION

The Plan shall be administrated by the Compensation Committee (the "Committee") appointed by the Board of Directors of the Company consisting of three of more directors of the Company. Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members. Subject to the provisions of the Plan, the Committee shall have authority to interpret the Plan, (ii) to define the terms used herein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to determine the individuals to whom and the time or times at which options shall be granted, whether such options will be incentive stock options or non-qualified stock options, the number of shares to be subject to each option, the option price, the number of installments, if any, in which each option may be exercised, and the duration of each option, (v) to determine who shall receive Restricted Stock and the number of shares of Restricted Stock offered to any participant, (vi) to approve and determine the duration of leaves of absence that may be granted to participants without constituting a termination of their employment under the Plan, and (vii) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.



       3.      SHARES SUBJECT TO THE PLAN


Subject to adjustments as provided in paragraph 16 hereof, the shares to be offered under the Plan shall consist of the Company's authorized but unissued Common Stock, and the aggregate amount of such that may be issued upon exercise of all options or may be issued as Restricted Stock under the Plan shall not exceed (500,000) shares; provided that in no event may the number of shares issued during any twelve month period pursuant to options granted hereunder or pursuant to any other incentive compensation plan or arrangement under which officers, directors or key employees participate exceed five percent (5%) of the Company's outstanding shares of Common Stock nor, at



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any time during any five year period, may the number of shares authorized for issuance hereunder when aggregate with any other shares authorized for issuance under any other such plan or arrangement not approved by the Company's shareholders exceed ten percent (10%) of the Company's outstanding shares of Common Stock." If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto, and any shares of Restricted Stock that shall be repurchased by the Company prior to the lapse of the related restrictions, shall again be available for options to be granted, and shares to be issued as Restricted Stock, under the Plan.

       4.      ELIGIBILITY AND PARTICIPANTS

All directors, executive and other key employees of the Company or of any subsidiaries corporation (as defined in Section 425(f) of the Code) shall be eligible for selection to participate in the plan; however, only selected executive and other key employees of the Company or a subsidiary may receive incentive stock options under the Plan. An individual who has been granted an option may, if such individual is otherwise eligible, be granted an additional option or options if the Committee shall so determine, subject to the other provisions of the Plan. No incentive stock option may be granted to any person who, at the time the incentive stock option is granted, owns shares of the Company's outstanding Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (and its affiliates if applicable), unless the exercise price of such option is at least 110 percent (110%) of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

The aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which incentive stock options (whenever granted and including the Substitute Options) are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) shall not exceed $100,000.

All options granted under the Plan shall be granted within ten years from February 7, 2001.

       5.      DURATION OF OPTIONS

Each option and all rights associated therewith shall expire on such date as the Committee may determine, and shall be subject to earlier termination as provided herein; provided, however, that in the case of incentive stock options, each incentive stock option and all rights associated therewith shall expire in any event within ten (10) years of the date on which such incentive stock option is granted.



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       6.      PURCHASE PRICE

The purchase price of the stock covered by each option shall be determined by the Committee, but in the case of incentive stock options, shall not be less than one hundred percent (100%) of the fair market value of such stock on the date the incentive stock option is granted. The purchase price of the shares upon exercise of an option shall be paid in full at the time of exercise (i) in cash or by check payable to the order of the Company, or (ii) by delivery of shares of Common Stock of the Company owned by (including shares issued upon exercise of the option) the option holder, or nay combination thereof. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined (in accordance with paragraph 8 hereof) as of the close of business on the date of exercise (or if such date is not a business day), as of the close of the business day immediately preceding such date).

       7.      EXERCISE OF OPTIONS

Each option granted under this Plan shall be exercisable in such installments during the period prior to its expiration date as the Committee shall determine, but in no event shall any option be exercisable for at least six months after grant except in the case of the death or disability of the option holder; provided that, unless otherwise determined by the Committee, if the option holder shall not in any given installment period purchase all of the shares that the option holder is entitled to purchase in such installment period, then the option holder's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the option holder's option. No option may be exercised for a fraction of a share and no partial exercise of any option may be for less than one hundred (100) shares.

       8.      FAIR MARKET VALUE OF COMMON STOCK

The fair market value of a share of company Common Stock shall be determined under the Plan by reference to the closing price on the American Stock Exchange (or other principal stock exchange on which such shares are than listed) or, if such shares are not then listed on such exchange (or other principal stock exchange), by reference to the closing price (if a National Market Issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the date on which the option is granted, or is such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

       9.      WITHHOLDING TAX

Upon (i) the disposition by an employee or other person of shares of Common Stock acquired pursuant to the exercise of an inventive stock option granted pursuant to the Plan within two years of the granting of the incentive stock option or within one year after exercise of the incentive stock option, or (ii) the exercise of "non-incentive" or "non-qualified" option, the Company shall have the right to require such employee to withhold with respect to such shares.



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       10.     NONTRANSFERABILITY

An option granted under the Plan shall, by its terms, be nontransferable by the option holder, either voluntarily or by option of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during option holder's lifetime only by the option holder, regardless of any community property interest therein of the spouse of the option holder, or such spouse's successors in interest. If the spouse of the option holder shall have acquired a community property interest in such option, the option holder, or the option holders permitted successors in interest, may exercise the option on behalf of the spouse of the option holder or such spouse's successors in interest.

       11.     HOLDING STOCK AFTER EXERCISING OPTION

At the discretion of the Committee, any option may provide that the option holder, by accepting such option, represents and agrees, for the option holder and the option holder's permitted transferees (by will or the laws of descent and distribution), that none of the shares purchased upon exercise of the option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Act or state blue sky law by such person.

       12.     TERMINATION OF EMPLOYMENT

If a holder of an incentive stock option ceases to be employed by the Company or one of its subsidiaries for any reason other than the option holder's death or permanent disability (within the meaning of Section 105(d)(4) of the Code), the option holder's incentive stock option shall be exercisable for a period of three (3) months after the date option holder ceases to be an employee of the Company or such subsidiary (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this paragraph 12, but no option may be exercised during any such leave of absence, except during the first three (3) months thereof, Termination of employment or other relationship with the Company by the holder of a non-qualified stock option will have the effect specified in the individual option agreement, as determined by the Committee.

       13.     DEATH OR PERMANENT DISABILITY OF OPTION HOLDER

If the holder of an incentive stock option dies or becomes permanently disabled while option holder is employed by the Company or one of its subsidiaries, option holder's option shall expire one (1) year after the date of such death or permanent disability unless by its terms it sooner expires. During such period after death, such option may, to the extent that it remained unexercised (but exercisable by the option holder according to such option's terms) on the date of such death, be exercised by the person or persons to whom the option holder's rights under the option shall pass by



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option holder's will or by the laws of descent and distribution. The death or disability of a holder of a non-qualified stock option will have the effect specified in the individual option agreement as determined by the Committee.

        14.     Restricted Stock

                (1)     Award of Restricted Stock

The Committee may grant awards of Restricted Stock Common Stock of the company which is nontransferable and subject to risks of forfeiture (as defined below) to employees. The Committee shall determine the purchase price, the terms of payment of the purchase price, the restrictions upon the Restricted Stock, and when such restrictions shall lapse. The terms and conditions of the Restricted Stock shall be set forth in a written instrument.

                (2)     Conditions of Restricted Stock

All shares of Restricted Stock (including shares received as a result of stock dividends, stock splits or other forms of recapitalization) sold pursuant to the Plan will be subject to the following conditions:

                        (i) The shares may not be sold, transferred or otherwise alienated or hypothecated until the restrictions are removed or expire.

                        (ii) The holders of Restricted Stock shall enter into an escrow agreement providing that the certificates representing Restricted Stock sold to such holder pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

                        (iii) Each certificate representing Restricted Stock sold to the holder of such stock pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

                        (iv) Such other conditions as the Committee may deem advisable, including, without limitation, restrictions under the Act.

                (3)     Lapse of Restrictions

The restrictions imposed upon Restricted Stock under Section 14(2) above will lapse in accordance with such conditions as are determined by the Committee and set forth in a written instrument describing the terms of the sale of the Restricted Stock.

                (4)     Rights of Option Holder

Subject to the provisions of Section (14) 2 above, the holder of Restricted Stock will have all rights of a stockholder with respect to the Restricted Stock sold to such a holder, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.



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                (5)     Termination of Employment

Unless the Committee in its discretion determines otherwise, upon an employee's termination of employment for any reason, all of the employee's Restricted Stock, if any, remaining subject to restrictions on the date of such termination of employment shall be repurchased by the Company at the purchase price.

       15.     PRIVILEGES OF STOCK OWNERSHIP

No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon the exercise of any option unless and until there shall have been full compliance with all applicable requirements of the Act (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

       16.     ADJUSTMENTS

If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.

Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporation as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property of the Company, the Plan shall terminate, and all options and stock appreciation rights theretofore granted hereunder shall terminate; provided, however, that notwithstanding the foregoing, the Committee shall provide in writing in connection with such transaction for any or all of the following alternatives (separately or in combinations): (i) for the options therefore granted more than six months before such transaction to become immediately exercisable notwithstanding the provisions of paragraph 7 hereof, except the last sentence thereof; (ii) for the assumption by the successor corporation of the options theretofore granted or the substitution by such corporation for such options of new options covering the stock of the successor corporation, or a patent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation in which event the Plan and the options theretofore granted shall continue in the manner



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and under the terms so provided; or (iv) for the payment in cash or stock in lieu of an din complete satisfaction of such options.

Adjustments under this paragraph 16 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

At the discretion of the Committee, any option may contain provisions to the effect that upon the happening of certain events, including a change in control (as defined by the Committee in the option) of the Company, any outstanding options not theretofore exercisable shall immediately become exercisable in their entirety, notwithstanding any of the other provisions of the option.

       17.     AMENDMENT AND TERMINATION OF PLAN

The Committee may at any time suspend or terminate the Plan. The Committee may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall, unless appropriate shareholder approval of such amendment or revision is obtained, increase the maximum number of shares in the aggregate that may be sold pursuant to options granted under the Plan, except as permitted under the provisions of paragraph 16, or change the minimum purchase price of incentive stock options set forth in paragraph 6, or increase the maximum term of incentive stock options provided for in paragraph 5, or permit the granting of options to anyone other than as provided in paragraph 4.

Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall, without specific action of the Committee and the consent of the option holder, in any adverse way modify, amend, alter or impair any rights or obligations under any option theretofore granted under the Plan.



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